UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 06, 2024

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

HCW Biologics Inc. (the “Company”) received written notices from the Listing Qualifications Staff (“Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) regarding its compliance with continued listing requirements for the Nasdaq Global Market under Nasdaq Listing Rules.

On August 6, 2024, the Company received written notice from Staff notifying the Company that, for the 30 consecutive business days ended August 6, 2024, the Company’s security did not maintain a minimum bid price of $1 per share. Nasdaq stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days from the date of the notice (“Compliance Period”), and that it may regain compliance if the closing bid of the Company’s security is at least $1 for a minimum of ten consecutive business days during the Compliance Period. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration of the Compliance Period, in order to regain compliance.

On August 8, 2024, the Company received written notice from Staff notifying the Company that, for the 30 consecutive business days ended August 8, 2024, the Company’s market value of publicly held securities (“MVPHS”) closed below the $15,000,000 MVPHS threshold required for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)C) (the “MVPHS Rule”). Nasdaq stated in its letter that in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has a compliance period of 180 calendar days from the date of the notice (“Compliance Period”), and it may regain compliance if at any time during the Compliance Period the MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days.

The notifications from Nasdaq do not impact the listing of the Company’s common stock at this time.

The Company intends to actively monitor the Company’s bid price and MVPHS during the Compliance Period and intends to take all reasonable measures available to regain compliance with the requirements for continued listing on the Nasdaq Global Market. If the Company does not regain compliance with the continued listing requirements for the minimum bid price or the MVPHS by the end of the Compliance Period, the Nasdaq Staff will provide the Company with written notification that the Company’s common stock is subject to delisting from the Nasdaq Global Market. Alternatively, Nasdaq Marketplace Rules may permit the Company to transfer the Company’s common stock to the Nasdaq Capital Market prior to the Compliance Date, if the Company’s common stock satisfies the criteria for continued listing on such market. While the Company plans to make diligent efforts to maintain the listing of its common stock on Nasdaq, there can be no assurance that the Company will be able to regain or maintain compliance with the applicable continued listing standards set forth in the Nasdaq Listing Rules.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K (the “Current Report”) are “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Current Report may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding the Company’s ability to regain compliance with the minimum bid price rule or MVPHS Requirement for the Nasdaq Global Market; the Company’s intent to monitor its bid price and MVPHS and intention to take all reasonable measures available to the Company to regain compliance with requirements for continued listing on the Nasdaq Global Market; or the Company’s success in changing the listing to the Nasdaq Capital Market.

Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to regain compliance with the minimum bid price and MVPHS Requirement; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 15, 2024, the latest Form 10-Q filed with the SEC on May 15, 2024, as such factors may be updated from time to time in its other filings with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW BIOLOGICS INC.

Date:	August 12, 2024	By:	/s/ Hing C. Wong
Hing C. Wong, Ph.D, Founder and Chief Executive Officer